UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Material Definitive Agreement.
     On August 16, 2005, Santarus, Inc. entered into a placement agent agreement with SG Cowen & Co., LLC and RBC Capital Markets Corporation relating to a registered direct offering of 7,350,000 shares of Santarus’ common stock. Under the terms of the transaction, Santarus will sell the common stock at $4.25 per share to a group of institutional investors for gross proceeds of approximately $31.2 million. The closing of the offering is expected to take place on August 22, 2005, subject to the satisfaction of customary closing conditions.
     The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (333-124830), as amended, which became effective on June 16, 2005.
     The Placement Agent Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The press release, dated August 17, 2005, announcing the transaction, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Placement Agent Agreement, dated as of August 16, 2005 between Santarus, Inc., SG Cowen & Co., LLC and RBC Capital Markets Corporation
99.1	Press release dated August 17, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: August 17, 2005
	By:	/s/ Gerald T. Proehl

Name: Gerald T. Proehl
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Placement Agent Agreement, dated as of August 16, 2005 between Santarus, Inc., SG Cowen & Co., LLC and RBC Capital Markets Corporation
99.1	Press release dated August 17, 2005